LOCATION NOTICE FOR LODE MINING CLAIM

NOTICE IS HEREBY GIVEN that the MDZ # 3 lode mining claim has been located by Medzed, Inc. whose current mailing address is 3065 Beyer Blvd. B103-1, San Diego, CA.

BLM Date Stamp

The general course of this claim is north - south and it is situated in Mohave County, Arizona. This claim is 1500 feet in length and 600 feet in width. This claim runs from the location monument on which this location notice is posted approximately 10 feet in a south direction to the south end line and 1490 feet in a north direction to the north end line. This claim is marked by six monuments, one at each corner and one at the center of each end line of the claim.

The location monument on which this notice is posted is situated within Section 21, Township 20 North, Range 20 West , Gila Salt River Base and Meridian, Arizona and this claim encompasses portions of the following quarter section (s), section (s), Township (s) and Range (s): SW/4 and NW/4, Section 21, T20N, R20W, Gila Salt River Base and Meridian, Arizona.

The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: The SE corner of the claim is 2745 feet south and 3830 feet west of the northeast corner of Section 21, Township 20N, Range 20E.

DATED AND POSTED on the ground this 27th day of July , 2010

LOCATOR: Steve Radvak ______________________

Form MCF100
Revised July 2005

MINING CLAIM MAP

Lode (X) Placer ( )


1 mile
1 mile
MDZ Claims
3
4
1
2

Scale : 1" = 2000 feet

N

1. The above map depicts the MDZ #3 mining claim, which is located in Section (s) 21,

   Township 20 N, Range 20 W , Gila and Salt River Base and Meridian, Mohave County, Arizona.

2. The type of corner and location monuments used are as follows: 2" x 2" wood posts 5 feet high.
3. The bearings and distances in degrees and feet between claim corners are as depicted on the map.

DEPARTMENT OF THE INTERIOR
BUREAU OF LAND MANAGEMENT
MINING CLAIMS
(MASS) Serial Register Page

Run Date/Time: 03/09/11 10:06 AM

01 05-10-1872;017STAT0091;30USC26,28,34

Case Type 384101: LODE CLAIM

Claim Name: MDZ 3

Case Disposition: ACTIVE

Serial Number
AMC402215

Lead File Number
AMC402213

Name & Address	Int Rel	% Interest
MEDZED INC 3065 BEYER BLVD B103-1 SAN DIEGO, CA 92154-3499	CLAIMANT	0.00
RADVAK STEVEN 10017 N 60TH PL PARADISE VALLEY, AZ 85253-1202	CLAIMANT	0.00

County / State	District
MOHAVE County, AZ	KINGMAN FIELD OFFICE

Mer Twp Rng Sec	Subdivision
14 0200N 0200W 021	NW SW

Act Date	Code	Action Text	Action Remarks	Receipt Number
07/27/2010	403	LOCATION DATE	07/27/2010	
09/21/2010	395	RECORDATION NOTICE RECD	09/21/2010	2219446
09/21/2010	484	LOCATION YEAR / MAINTENAN	09/21/2010	2219446
09/01/2010	682	MAINTENANCE FEE/$140	09/01/2010	2219446
09/21/2010	501	ACCT ADV IN LEAD FILE	09/21/2010	
08/11/2010	404	COUNTY RECORDATION	08/11/2010	

Line Nr	Remarks